UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2006

MISSION ENERGY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68632	95-4867576
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

2600 Michelson Drive, Suite 1700

Irvine, California  92612

(Address of principal executive offices, including zip code)

949-852-3576

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Mission Energy Holding Company has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Mission Energy Holding Company’s control. Mission Energy Holding Company has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read with Mission Energy Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the first quarter of 2006.

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On June 6, 2006, Mission Energy Holding Company’s subsidiary, Edison Mission Energy (“EME”), completed the private offering of $500,000,000 aggregate principal amount of its 7.50% Senior Notes due 2013 (the “2013 Senior Notes”) and $500,000,000 aggregate principal amount of its 7.75% Senior Notes due 2016 (the “2016 Senior Notes”, and collectively with the 2013 Senior Notes, the “Senior Notes”) pursuant to the terms of a purchase agreement, dated as of May 19, 2006, between EME and several initial purchasers listed on Schedule A thereto (the “Purchasers”).

The Senior Notes are governed by the terms of the Indenture, dated as of June 6, 2006, between EME and Wells Fargo Bank, National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of June 6, 2006, setting forth the terms of the 2013 Senior Notes (the “First Supplemental Indenture”) and by the Second Supplemental Indenture, dated as of June 6, 2006, setting forth the terms of the 2016 Senior Notes (the “Second Supplemental Indenture,” and together with the First Supplemental Indenture, the “Supplemental Indentures”).

EME will pay interest on the Senior Notes on June 15 and December 15 of each year, beginning on December 15, 2006. The Senior Notes are redeemable by EME at any time at a price equal to 100% of the principal amount of, plus accrued and unpaid interest and liquidated damages, if any, on, the Senior Notes plus a “make-whole” premium. The 2013 Senior Notes mature on June 15, 2013 and the 2016 Senior Notes mature on June 15, 2016.

The Senior Notes are EME’s senior unsecured obligations and rank equal in right of payment to all of EME’s existing and future senior unsecured indebtedness, and will be senior to all of EME’s future subordinated indebtedness. EME’s secured debt and its other secured obligations are effectively senior to the Senior Notes to the extent of the value of the assets securing such debt or other obligations. None of EME’s subsidiaries have guaranteed the Senior Notes and, as a result, all the existing and future liabilities of EME’s subsidiaries are effectively senior to the Senior Notes.

The Indenture, as supplemented by each Supplemental Indenture, contains affirmative and negative covenants and events of default. Upon the occurrence of an event of default, the trustee under the Indenture or the holders of not less than 25% of the then-outstanding aggregate principal amount of the Senior Notes may declare all outstanding Senior Notes to be due and payable immediately.

The Senior Notes are being offered by the Purchasers to qualified institutional buyers only in accordance with Rule 144A under the Securities Act of 1933, and outside the United States in accordance with Regulation S under the Securities Act. The Senior Notes have not been registered under the Securities Act or the laws of any other jurisdiction. Unless they are so registered, the Notes may be offered and sold only in transactions that are exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions. In connection with the issuance of the Senior Notes, EME and the Purchasers entered into a registration rights agreement, dated as of June 6, 2006 (the “Registration Rights Agreement”), pursuant to which EME has agreed to offer to exchange the Senior Notes for new issues of substantially identical notes registered under the Securities Act. In the event that EME breaches its obligations under the Registration Rights Agreement, EME will be obligated to pay additional interest to the holders of the Senior Notes.

Copies of the Indenture and each Supplemental Indenture are incorporated herein by reference to Exhibits 4.1, 4.1.1, and 4.1.2, respectively, to EME’s Current Report on Form 8-K dated June 6, 2006.

EME has used the net proceeds of the offering of the Senior Notes, together with cash on hand, to purchase $368.9 million in aggregate principal amount of its 10% Senior Notes due August 15, 2008 (the “2008 Notes”) and $595.6 million in aggregate principal amount of its 9.875% Senior Notes due April 15, 2011 (the “2011 Notes,” and together with the 2008 Notes, the “Existing Senior Notes”), that were validly tendered pursuant to EME’s previously announced cash tender offer and consent solicitation for such Existing Senior Notes prior to 5:00 p.m., New York City time, on June 5, 2006, the expiration date of the tender offer and consent solicitation. The net proceeds of the offering of the Senior Notes, together with cash on hand, were also used to pay related tender premiums. The total tender premiums paid on all Existing Senior Notes validly tendered were approximately $106.8 million, and the total consent fees paid on all Existing Senior Notes validly tendered at or prior to 5:00 p.m., New York City time, on May 17, 2006, were approximately $28.8 million. The total accrued and unpaid interest paid on validly tendered Existing Senior Notes was approximately $19.7 million.

As previously reported, on May 17, 2006, EME, in connection with its tender offer and consent solicitation for the Existing Senior Notes, entered into a First Supplemental Indenture, dated as of May 17, 2006, between EME and The Bank of New York, as trustee (the “2008 Notes Supplemental Indenture”), supplementing the Indenture, dated as of August 10, 2001 (the “2008 Notes Indenture”), pursuant to which the 2008 Notes were issued and a First Supplemental Indenture, dated as of May 17, 2006, between EME and The Bank of New York, as trustee (the “2011 Notes Supplemental Indenture”), supplementing the Indenture, dated as of April 5, 2001 (the “2011 Notes Indenture”), pursuant to which the 2011 Notes were issued.

The 2008 Notes Supplemental Indenture effects amendments to the 2008 Notes Indenture, and the 2011 Notes Supplemental Indenture effects amendments to the 2011 Notes Indenture, in each case in connection with the tender offer and consent solicitation, which eliminate substantially all the restrictive covenants, eliminate or modify certain events of default and eliminate or modify related provisions previously contained in the 2008 Notes Indenture and the 2011 Notes Indenture. These amendments became operative on June 6, 2006.

A copy of the press release issued by EME’s indirect parent, Edison Mission Group, on June 6, 2006, announcing the completion of EME’s private offering of the Senior Notes and the completion of EME’s tender offer and consent solicitation for the Existing Senior Notes, is incorporated herein by reference to Exhibit 99.1 to EME’s Current Report on Form 8-K dated June 6, 2006.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

4.1                                 Indenture, dated as of June 6, 2006, between Edison Mission Energy and Wells Fargo Bank, National Association, as trustee, incorporated by reference to Exhibit 4.1 to EME’s Form 8-K dated June 6, 2006.

4.1.1                        First Supplemental Indenture, dated as of June 6, 2006, between Edison Mission Energy and Wells Fargo Bank, National Association, as trustee, supplementing the Indenture, dated as of June 6, 2006, incorporated by reference to Exhibit 4.1.1 to EME’s Form 8-K dated June 6, 2006.

4.1.2                        Second Supplemental Indenture, dated as of June 6, 2006, between Edison Mission Energy and Wells Fargo Bank, National Association, as trustee, supplementing the Indenture, dated as of June 6, 2006, incorporated by reference to Exhibit 4.1.2 to EME’s Form 8-K dated June 6, 2006.

99.1                           Press release by Edison Mission Group, dated June 6, 2006, announcing the completion of Edison Mission Energy’s previously announced private offering of $500,000,000 aggregate principal amount of its 7.50% Senior Notes due 2013 and $500,000,000 aggregate principal amount of its 7.75% Senior Notes due 2016, and the completion of Edison Mission Energy’s previously announced tender offer and consent solicitation with respect to its 10% Senior Notes due August 15, 2008 and its 9.875% Senior Notes due April 15, 2011, incorporated by reference to Exhibit 99.1 to EME’s Form 8-K dated June 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mission Energy Holding Company

Date:	June 8, 2006	/s/ W. James Scilacci
W. JAMES SCILACCI Senior Vice President and Chief Financial Officer